UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 3, 2017

TRONC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 3, 2017, TRX Pubco, LLC (the “Acquiror”), a wholly-owned, indirect subsidiary of tronc, Inc. (the “Company”), acquired Daily News, L.P. (“Daily News”), owner of the New York Daily News, pursuant to a Partnership Interest Purchase Agreement, entered into on the same date (the “Purchase Agreement”), among Mortimer B. Zuckerman, New DN Company, The Mortimer B. Zuckerman 1983 Family Trust (collectively, the “Sellers”), Daily News, the Acquiror, Tribune Publishing Company, LLC (a subsidiary of the Company), New DN Company as the Sellers’ Representative and the Management Trust defined therein.
Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Acquiror acquired (the “Acquisition”) all of the Sellers’ partnership interests in Daily News for a cash purchase price of $1, subject to a post-closing working capital adjustment. Daily News’ assets include, among others, (1) the assets associated with the New York Daily News brand (including resources, technology and archives), (2) approximately $8 million of net working capital, (3) plant and equipment assets (in which an investment of approximately $150 million was made less than 10 years ago) and (4) certain real property rights (as described below). Daily News’ liabilities that remain with the acquired entity following the Acquisition include, among others, (1) an existing single employer defined benefit pension obligation of approximately $26.5 million (requiring approximately $2 million of annual contributions), (2) certain multi-employer pension obligations (requiring approximately $2 million of annual contributions by Daily News or its affiliates), (3) workers’ compensation and automobile insurance liabilities of approximately $16 million and (4) various outstanding letters of credit in the aggregate amount of approximately $18.7 million (the majority of which relates to Daily News’ workers’ compensation and auto liabilities discussed in (3) above), which Tribune Publishing Company, LLC is required to replace within 60 days of the Acquisition.
Daily News will retain its lease with the New Jersey Economic Development Authority with respect to approximately 18 acres of real property on which its printing facilities are located (the “New Jersey Lease”). Under the New Jersey Lease, Daily News is required to purchase the real property at the end of the lease term in 2021 (and may acquire it prior to such date at any time) for up to $7 million. The purchase price was pre-negotiated in 1994. The property near the waterfront, which is currently zoned for industrial use, has direct views of the Manhattan skyline and the Statue of Liberty. Sellers may, at any time, require Daily News to exercise the real property purchase option. Upon the purchase, the real property will be owned, indirectly, 49.9% by Daily News and 50.1% by New DN Company, who will control the management of the property. Due to this ownership structure, Daily News’ portion of the purchase price is approximately 49.9% (or up to $3.5 million). Upon purchase of the property, Daily News: (1) will have the option to lease it for one dollar per year, in contrast to the current lease rate of $100,000 per year and (2) may at any time, at its option, require Sellers to acquire Daily News’ interest in the property based on its then-current fair market value.
After the Acquisition, Daily News will also continue to own an additional approximate four acres of real property, currently used as parking facilities. At any time, Sellers can require Daily News to transfer 50.1% ownership of that land to New DN Company.
The Purchase Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.
The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information regarding the Purchase Agreement and the Acquisition set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On September 4, 2017, the Company issued a press release relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(a)    Financial statements of businesses acquired
Financial statements of Daily News for the periods specified in Rule 3-05(b) of Regulation S-X are not included in this report, and will be filed with the Securities and Exchange Commission not later than November 20, 2017.
(b)    Pro forma financial information
Pro forma financial information required pursuant to Article 11 of Regulation S-X is not included in this report, and will be filed with the Securities and Exchange Commission not later than November 20, 2017.
(d)    Exhibits
Exhibit No.        Description

2.1
Partnership Interest Purchase Agreement, dated September 3, 2017, by and among Daily News, L.P., TRX Pubco, LLC, Tribune Publishing Company, LLC, Mortimer B. Zuckerman, New DN Company, The Mortimer B. Zuckerman 1983 Family Trust, New DN Company (as the Sellers’ Representative) and the Management Trust defined in the Purchase Agreement* †

99.1	Press release dated September 4, 2017
* This agreement is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement may contain representations and warranties by the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (1) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (3) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (4) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
† Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

EXHIBIT INDEX
Exhibit No.        Description

2.1
Partnership Interest Purchase Agreement, dated September 3, 2017, by and among Daily News, L.P., TRX Pubco, LLC, Tribune Publishing Company, LLC, Mortimer B. Zuckerman, New DN Company, The Mortimer B. Zuckerman 1983 Family Trust, New DN Company (as the Sellers’ Representative) and the Management Trust defined in the Purchase Agreement

99.1            Press release dated September 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONC, INC.
Date: September 5, 2017	By: /s/ Justin C. Dearborn Name: Justin C. Dearborn Title: Chief Executive Officer